UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue 8th Floor
Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 797-0979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2025, PepGen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated, as joint book-running managers (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 31,250,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $3.20 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 4,687,500 shares of its Common Stock (the “Optional Shares”, and together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised in full on September 25, 2025. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-280570) that was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 28, 2024, and declared effective by the SEC on July 8, 2024, and a related prospectus supplement.

The Company estimates that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be $107.6 million after giving effect to the exercise in full of the Underwriters’ option to purchase additional shares. The Company currently intends to use the net proceeds from the Offering to fund the Company’s ongoing research and clinical development efforts, including the FREEDOM-DM1 and FREEDOM2-DM1 clinical trials, as well as for working capital and other general corporate purposes. The Company expects the Offering to close on or about September 26, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On September 24, 2025, the Company issued a press release announcing the launch of the Offering. On September 24, 2025, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 24, 2025.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Launch Press Release dated September 24, 2025.

99.2	Pricing Press Release dated September 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPGEN INC.

Date: September 26, 2025	By:	/s/ Noel Donnelly
Noel Donnelly
Chief Financial Officer